UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2016

OxySure Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600
Frisco, TX 75033
(Address of Principal Executive Offices)

(972) 294-6450
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2016, OxySure Therapeutics, Inc. (the “Company” or “OxySure”) filed an as corrected amendment to Article Four of the Company’s Articles of Incorporation with the Secretary of State in Delaware. Pursuant to the certificate of amendment (the “Reverse Split Certificate of Amendment”), the Company effected a reverse split at a ratio of 1-for-50. The Reverse Split Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

In addition, the Company filed an as corrected amendment to Section 4.01 of Article Four of the Company’s Articles of Incorporation. Pursuant to the certificate of amendment (“Share Change Certificate of Amendment”) the Company increased the authorized shares of the Company’s common stock, par value $0.0004 per share (“Common Stock”) to 500,000,000 shares. The Share Change Certificate of Amendment is attached hereto as Exhibit 3.2 and incorporated herein by reference. No other amendments were made to the Company’s Articles of Incorporation.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	As corrected Certificate of Amendment, filed April 6, 2016, to the Company’s Articles of Incorporation
3.2	As corrected Certificate of Amendment, filed April 4, 2016, to the Company’s Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2016	OxySure Therapeutics, Inc.

	By:	/s/ Julian T. Ross
	Name:	Julian T. Ross
	Title:	Chairman, Chief Executive Officer, President, and Chief Financial Officer

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